Exhibit 99.1

2nd Quarter Report                                                       UB


                                June 30, 2005


                           Union Bankshares, Inc.
                           Amex: UNB


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2nd Quarter Report                                   Union Bankshares, Inc.

CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS                                        June 30, 2005     June 30, 2004

Cash and Due from Banks                        $ 15,995,180      $ 14,850,532
Federal Funds Sold & Overnight Deposits           3,947,810           234,103
Interest Bearing Deposits in Banks                6,214,790         6,513,515
Securities Available for Sale                    31,712,226        46,251,951
Loans Held for Sale                               6,457,272        12,521,306
Loans, net                                      285,725,587       253,578,348
Reserve for Loan Losses                          (3,021,965)       (3,022,747)
Premises and Equipment, net                       5,378,976         4,929,020
Other Real Estate Owned                             279,399           210,131
Accrued Interest & Other Assets                   8,630,052         8,017,830
                                               ------------      ------------
      Total Assets                             $361,319,327      $344,083,989
                                               ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest Bearing Deposits                  $ 45,943,292      $ 47,851,795
Interest Bearing Deposits                       256,738,779       239,139,243
Borrowed Funds                                   13,802,543        13,035,780
Accrued Interest & Other Liabilities              3,780,412         3,071,790
Common Stock                                      9,831,222         9,823,722
Paid in Capital                                     106,988            62,236
Retained Earnings                                32,629,169        32,647,585
Accumulated Other Comprehensive Income              208,853           173,769
Treasury Stock at Cost                           (1,721,931)       (1,721,931)
                                               ------------      ------------
      Total Liabilities and
       Stockholders' Equity                    $361,319,327      $344,083,989
                                               ============      ============

Standby Letters of Credit were $911,360 and $1,138,548 at June 30, 2005 and 2004, respectively.


CONSOLIDATED STATEMENTS OF INCOME (unaudited)

                                     6/30/2005       6/30/2004       6/30/2005        6/30/2004
                                         (3 months ended)                (6 months ended)

Interest Income                     $5,355,693      $4,901,931      $10,487,579      $9,769,025
Interest Expense                     1,021,907         816,339        1,880,905       1,660,640
                                    ----------      ----------      -----------      ----------
      Net Interest Income            4,333,786       4,085,592        8,606,674       8,108,385
      Provision for Loan Losses              0               0                0               0
                                    ----------      ----------      -----------      ----------
      Net Interest Income after
       Provision for Loan Losses     4,333,786       4,085,592        8,606,674       8,108,385

Trust Income                            63,994          46,948          129,123          91,417
Noninterest Income                     845,664         822,451        1,664,228       1,740,367
Noninterest Expenses:
  Salaries & Wages                   1,408,164       1,311,223        2,784,904       2,720,716
  Pension & Employee Benefits          519,774         528,941        1,034,789       1,125,875
  Occupancy expense, net               198,921         189,117          402,525         381,481
  Equipment expense                    243,593         221,056          511,851         441,262
  Other expenses                       907,977         898,235        1,723,878       1,655,667
                                    ----------      ----------      -----------      ----------
      Total                          3,278,429       3,148,572        6,457,947       6,325,001
                                    ----------      ----------      -----------      ----------
Income before Taxes                  1,965,015       1,806,419        3,942,078       3,615,168
Income Tax Expense                     532,039         501,197        1,114,265       1,036,192
                                    ----------      ----------      -----------      ----------
Net Income                           1,432,976       1,305,222        2,827,813       2,578,976
                                    ==========      ==========      ===========      ==========

Earnings per Share                       $0.31           $0.29            $0.62           $0.57
Book value per Share                                                      $9.01           $9.00


Directors UNION BANKSHARES, INC. & UNION BANK

Richard C. Sargent, Chairman           Franklin G. Hovey II
Cynthia D. Borck                       Richard C. Marron
Steven J. Bourgeois                    Robert P. Rollins
Kenneth D. Gibbons                     John H. Steel

Officers UNION BANKSHARES, INC.

Richard C. Sargent                     Chairman
Cynthia D. Borck                       Vice President
Kenneth D. Gibbons                     President & CEO
Marsha A. Mongeon                      Vice President/Treasurer
Robert P. Rollins                      Secretary
JoAnn A. Tallman                       Assistant Secretary

ST. JOHNSBURY ADVISORY BOARD

Cynthia D. Borck                       Kirk Dwyer
J.R. Alexis Clouatre                   Kenneth D. Gibbons
William T. Costa, Jr.                  Franklin G. Hovey II
Dwight A. Davis

LITTLETON ADVISORY BOARD

Judy Aydelott                          Schuyler Sweet
Andy Smith                             Norrine Williams


Officers UNION BANK

Wanda L. Allaire        Assistant Vice President         Morrisville
Rhonda L. Bennett       Vice President                   Morrisville
John T. Booth, Jr.      Finance Officer                  Morrisville
Cynthia D. Borck        Executive Vice President         Morrisville
Stacey L.B. Chase       Assistant Treasurer              Morrisville
Alice H. Claflin        Trust Officer                    St. Johnsbury
Jeffrey G. Coslett      Vice President                   Morrisville
Michael C. Curtis       Vice President                   St. Albans
Peter J. Eley           Senior Vice President            Morrisville
Fern C. Farmer          Assistant Vice President         Morrisville
Patsy S. French         Assistant Vice President         Jeffersonville
Kenneth D. Gibbons      President & CEO                  Morrisville
Melissa A. Greene       Assistant Treasurer              Hardwick
Claire A. Hindes        Assistant Vice President         Morrisville
Patricia N. Hogan       Vice President                   Morrisville
Tracey D. Holbrook      Vice President                   St. Johnsbury
Lynne P. Jewett         Assistant Treasurer              Morrisville
Peter R. Jones          Vice President                   Morrisville
Stephen H. Kendall      Vice President                   Fairfax
Susan O. Laferriere     Vice President                   St. Johnsbury
Margaret S. Lambert     Assistant Vice President         Morrisville
Dennis J. Lamothe       Vice President                   St. Johnsbury
Susan F. Lassiter       Assistant Vice President         Jeffersonville
Phillip L. Martin       Vice President                   Stowe
Marsha A. Mongeon       Senior Vice President-Treasurer  Morrisville
Mildred R. Nelson       Assistant Vice President         Littleton
Barbara A. Olden        Assistant Vice President         St. Johnsbury Ctr.
Deborah J. Partlow      Trust Officer                    Morrisville
Bradley S. Prior        Assistant Treasurer              Morrisville
Colleen D. Putvain      Assistant Treasurer              Morrisville
Robert P. Rollins       Secretary                        Morrisville
Ruth P. Schwartz        Vice President                   Morrisville
Robyn A. Sheltra        Assistant Treasurer              Stowe
David S. Silverman      Senior Vice President            Morrisville
Sara J. Small           Assistant Treasurer              Morrisville
Karen C. Sylvester      Assistant Treasurer              Lyndonville
JoAnn A. Tallman        Assistant Secretary              Morrisville
Alycia R. Vosinek       Commercial Loan Officer          Littleton
Jonah I. Wein           Marketing Officer                Morrisville
Francis E. Welch        Assistant Vice President         Morrisville

                      For more Company information, please visit Union Bank
                                    on the Internet at www.unionbankvt.com.


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Union Bankshares, Inc.


Dear Shareholder:                                             July 28, 2005

We are pleased to report solid growth in earnings, assets, loans, and deposits for the first six months of 2005 compared to the same period in 2004. Thus far, 2005 has tracked quite well to budget, with our strongest growth period typically occurring in the second half of the year. While short term interest rates have continued to rise, longer term rates have remained relatively unchanged. This will bear watching in the months to come to see which will change course.

The increase in loans outstanding of almost 10%, coupled with four 25 basis point increases in the prime lending rate during the first six months contributed to a $498,000 improvement in net interest income. Loan demand, while down slightly in residential construction loans, has been particularly strong for commercial real estate and loans to municipalities.

At the annual meeting held on May 18th your Board of Directors was re-elected with the exception of William Costa, who reached mandatory Board retirement age, and the addition of Steven J. Bourgeois, who became a new member of the Board. A list of directors and officers of the Company and its subsidiary, Union Bank, appears elsewhere in this report.

Regulatory approvals have been received from the FDIC, State of Vermont, and State of New Hampshire to establish a full-service branch in Littleton, NH. Building plans have been put out for bid with a tentative ground breaking scheduled for August. If all goes well, a late fall occupancy is expected. The loan production office established there 4 years ago has continued to provide good loan growth, prompting us to take the next step of establishing a full-service branch office in order to gather deposits in this region to support continued loan growth.

On the technology front, we continue to see increased use of our "electronic banking" services. We find it quite interesting that our 11,000+ active ATM/debit cards recorded almost 800,000 transactions in the past six months. Express Telebanking handled almost 120,000 calls, and Net Teller, our on-line home banking product, has over 2,600 active customers enrolled. As you can see, both electronic and traditional banking services are alive and well at your Company.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.24 to shareholders of record on July 25, 2005.

If you would like to have your dividends deposited directly into an account with us, or another financial institution, and have not already signed up, please contact JoAnn Tallman at (802) 888-6600 to receive an authorization form.

Sincerely,

/s/ Richard C. Sargent                 /s/ Kenneth D. Gibbons

Richard C. Sargent                     Kenneth D. Gibbons
Chairman                               President & CEO


Union Bankshares, Inc.

Shareholder Assistance and Investor Information

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:

Corporate Name:      Union Bankshares, Inc.
Transfer Agent:      Union Bank
                     P.O. Box 667
                     Morrisville, VT  05661-0667
Phone:               802.888.6600
Fax:                 802.888.4921
E-mail:              ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:       UNB


Union Bank Offices

Fairfax                    Littleton, NH               St. Albans
Jct. Rtes. 104 & 128*      Loan Center                 Loan Center
802.849.2600               241 Main St.                120 North Main St.
                           603.444.7136                802.524.9000
Hardwick
103 VT Route 15*           Lyndonville                 St. Johnsbury
802.472.8100               183 Depot St.*              364 Railroad St.*
                           802.626.3100                802.748.3131
Hyde Park
250 Main St.               Morrisville                 325 Portland St.*
802.888.6880               20 Lower Main St.*          802.748.3121
                           802.888.6600
                                                       St. Johnsbury Ctr.
Jeffersonville             65 Northgate Plaza*         Green Mtn. Mall*
44 Main St.*               Route 100                   1998 Memorial Dr.
802.644.6600               802.888.6860                802.748.2454

Johnson                    Stowe
198 Lower Main St.*        47 Park St.*
802.635.6600               802.253.6600*               ATMs at
                                                       these branches


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